Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-203040, 333-210810, 333-211512, 333-213412, 333-214843, 333-216883 and 333-228576 on Form S-8 and Registration Nos. 333-209336, 333-211511, 333-216882, 333-223134 and 333-225284 on Form F-3 of our reports dated April 2, 2020, relating to the consolidated financial statements of Ascendis Pharma A/S and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s change in its method of accounting for leases from January 1, 2019 due to the adoption of International Financial Reporting Standard 16 Leases), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Ascendis Pharma A/S for the year ended December 31, 2019.

Deloitte Statsautoriseret Revisionspartnerselskab

CVR no. 33963556

/s/ Sumit Sudan	/s/ Lars Hansen
State Authorised Public Accountant	State Authorised Public Accountant

Copenhagen, Denmark

April 2, 2020